United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PRO-PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

April 11, 2011

Dear Stockholder:

I invite you to attend the 2011 Annual Meeting of Stockholders of Pro-Pharmaceuticals, Inc. The Annual Meeting will be held at 9:00 a.m. on Thursday, May 26, 2011, at the Company’s office, 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459.

Under the Securities and Exchange Commission rules that allow companies to furnish Proxy Materials to shareholders over the Internet, Pro-Pharmaceuticals, Inc. has elected to deliver our Proxy Materials to the majority of our shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April     , 2011, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report to shareholders. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the Proxy Materials by mail. On or about April 15, 2011, we expect to mail this Proxy Statement and the enclosed Proxy Card to certain shareholders.

On the following pages, you will find the Notice of our 2011 Annual Meeting of Stockholders and the Proxy Statement that describes the matters to be considered at the Annual Meeting. We also have enclosed your Proxy Card and our Annual Report for the year ended December 31, 2010. You will find voting instructions on the enclosed Proxy Card. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

The Annual Meeting is an excellent opportunity to learn more about Pro-Pharmaceuticals’ business and operations. We hope you will be able to attend.

Thank you for your ongoing support and continued interest in Pro-Pharmaceuticals.

Sincerely yours,

Peter G. Traber, M.D.
Chief Executive Officer and President

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011

Internet Availability of Proxy Materials.

Under rules recently approved by the Securities Exchange Commission (“SEC”), the Company is now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to shareholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to shareholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other record holder). The Notice will also include instructions for shareholders who hold their shares in street name on how to access the proxy card to vote over the internet. Voting over the internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting. The Proxy Statement and our 2010 Annual Report to Stockholders will be available at: http://www.rrdezproxy.com/2011/ProPharmaceuticals.

PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:

Thursday, May 26, 2011 at 9:00 a.m., Eastern Daylight Time

PLACE:

Pro-Pharmaceuticals, Inc.

7 Wells Avenue, Suite 34

Newton, Massachusetts 02459

ITEMS OF BUSINESS:

—	To consider and act upon a proposal to elect seven members of the Board of Directors to one-year terms.

—	To consider and act upon a proposal to amend our 2009 Incentive Compensation Plan to increase the number of shares of common stock that may be awarded under this Plan to 20,000,000.

—	To consider and act upon a proposal to amend our Articles of Incorporation to permit our Board of Directors to have up to eleven members.

—	To consider and act upon a proposal to amend our Articles of Incorporation to authorize our Board of Directors to change the name of the Company.

—

To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP, as our independent registered public accounting firm to audit the financial statements for our 2011 fiscal year.

—	To transact such other business as may properly come before the Annual Meeting.

RECORD DATE:

You are entitled to vote if you were a stockholder of record at the close of business on March 31, 2011.

-	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 26, 2011. Our Proxy Statement is attached. Financial and other information concerning Pro-Pharmaceuticals, Inc. is contained in our annual report to shareholders for the fiscal year ended December 31, 2010. The Proxy Statement and our fiscal 2010 Annual Report to shareholders will be available on the Internet at: http://www.rrdezproxy.com/2011/ProPharmaceuticals.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote by mail (if you received a paper copy of the Proxy Materials by mail): mark, sign, date and promptly mail the enclosed Proxy Card in the postage-paid envelope.

Beneficial Stockholders may vote if your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Any Proxy may be revoked at any time prior to its exercise at the Annual Meeting of Stockholders.

By Order of the Board of Directors

April 11, 2011	Peter G. Traber, M.D.
Newton, Massachusetts	Chief Executive Officer and President

PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

PROXY STATEMENT

FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2011

This Proxy Statement is being provided to you by Pro-Pharmaceuticals’ Board of Directors in connection with our 2011 Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m. on Thursday, May 26, 2011 at the Company’s office, 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459, for the purposes set forth in the accompanying Notice of 2011 Annual Meeting of Stockholders and this Proxy Statement. We expect to mail this information to stockholders entitled to vote at the Annual Meeting on or about April 15, 2011.

PURPOSE OF MEETING

At the Annual Meeting, stockholders will be asked to consider and act upon:

(1)	a proposal to elect seven member of the Board of Directors to one-year terms;

(2)	a proposal to approve an amendment of our 2009 Incentive Compensation Plan to increase the number of shares of common stock that may be awarded under this Plan to 20,000,000;

(3)	a proposal to amend our Articles of Incorporation to permit our Board of Directors to have up to eleven members;

(4)	a proposal to amend our Articles of Incorporation to authorize our Board of Directors to change the name of the Company;

(5)	a proposal to ratify the appointment of McGladrey & Pullen, LLP, as our independent registered public accounting firm to audit the financial statements for our 2011 fiscal year; and

(6)	such other business as may properly come before the Annual Meeting.

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting. Each proposal is described in more detail in this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING, PROXIES AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, stockholders, whom we also refer to as shareholders in this Proxy Statement, will consider and vote on the following matters:

1.	The election of the seven nominees named in this Proxy Statement to our Board of Directors, each for a term of one year.

2.	The approval of an amendment of our 2009 Incentive Compensation Plan to increase the number of shares of common stock that may be awarded under this Plan to 20,000,000.

3.	An amendment of our Articles of Incorporation to permit our Board of Directors to have up to eleven members.

4.	An amendment of our Articles of Incorporation to authorize our Board of Directors to change the name of the Company.

5.	The ratification of the selection of McGladrey & Pullen LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

The shareholders will also act on any other business that may properly come before the meeting.

Who can vote?

To be able to vote, you must have been a Pro-Pharmaceuticals shareholder of record at the close of business on March 31, 2011. This date is the Record Date for the annual meeting.

Shareholders of record who own our voting securities at the close of business on March 31, 2011 are entitled to vote on each proposal at the annual meeting.

How many votes do I have?

Each share of our common stock that you own on the Record Date entitles you to one vote on each matter that is voted on. Each share of our Series A 12% Convertible Preferred Stock entitles you to one vote on each matter that is voted on that is submitted to a vote of holders of our common stock. Each share of our Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock entitles you to four votes on each matter that is submitted to a vote of holders of our common stock.

Is my vote important?

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of three ways.

(1)	You may vote over the Internet. If you have Internet access, you may vote your shares by following the Internet instructions on the Notice of Internet Availability of Proxy Materials.

(2)	You may vote by mail. You may vote by completing and signing the Proxy Card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to your instructions on the Proxy Card you mail. If you return the Proxy Card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

(3)	You may vote in person. If you attend the meeting, you may vote by delivering your completed Proxy Card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Under rules recently approved by the Securities Exchange Commission (“SEC”), the Company is now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the Proxy Card sent to shareholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to shareholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other record holder). The Notice will also include instructions for shareholders who hold their shares in street name on how to access the Proxy Card to vote over the Internet. Voting over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting.

On or about April 15, 2011, we will send all stockholders of record as of March 31, 2011 a Notice instructing them as to how to receive their proxy materials via the Internet this year. The proxy materials will be available on the Internet as of April 15, 2011.

Can I change my vote after I have mailed my Proxy Card or after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

Under the current rules, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Three proposals in this proxy statement are considered to be “discretionary” items and two are “non-discretionary”. The three “discretionary” items are: the amendment of our Articles of Incorporation to permit out Board of Directors to have up to eleven members (Proposal Three), the amendment to our Articles of Incorporation to authorize our Board of Directors to change the name of the Company (Proposal Four), and the ratification of McGladrey & Pullen, LLP, as our independent registered public accounting firm (Proposal Five). With respect to “discretionary” items, your brokerage firm will be able to vote on these items even if it does not receive instructions from you, so long as it holds shares in your name. The two “non-discretionary” items are: the election of directors and the amendment to our 2009 Incentive Compensation Plan. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (March 31, 2011) in order to be admitted to the meeting on May 26, 2011. To be able to vote your shares held in street name at the meeting, you will need to obtain a Proxy Card from the holder of record.

What if I do not mark the boxes on my Proxy Card?

Any Proxy Card returned without directions given will be voted (1) “FOR” the election of directors presented in this Proxy Statement to the Board of Directors, (2) “FOR” the amendment of our 2009 Incentive Compensation Plan to increase the shares that may be subject to awards thereunder to twenty million (20,000,000), (3) “FOR” the amendment of the Articles of Incorporation to permit the Board of Directors to have up to eleven members, (4) “FOR” the amendment of the Articles of Incorporation to authorize the Board of Directors to change the name of the Company, (5) “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm to audit the financial statements for our 2011 fiscal year, and (6) as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy.

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. We pay all costs to solicit these proxies. Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities. We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. We will reimburse their reasonable expenses.

Who is entitled to vote at the 2011 Annual Meeting?

Stockholders of record at the close of business on March 31, 2011, which we refer to herein as the Record Date, will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Our voting stock is comprised of:

•	our common stock, of which 68,537,072 shares were issued and outstanding as of the Record Date;

•

our Series A 12% Convertible Preferred Stock (which we refer to as our Series A preferred stock and which votes in accordance with the formula set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series A 12% Convertible Preferred Stock). As of the Record Date, 1,592,500 shares of Series A preferred stock were issued and outstanding; and

•

our Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (which we refer to respectively as Series B-1 preferred stock and Series B-2 preferred stock and both series together as Series B preferred stock), both of which series vote in accordance with the formula set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, which we refer to as the Series B Designation Certificate). As of the Record Date, 900,000 shares of Series B-1 preferred stock, and 2,100,000 shares of Series B-2 preferred stock, were issued and outstanding.

The shares of Series A preferred stock vote on an as-converted basis with the shares of our common stock as a single class and, as of the Record Date, are each entitled to one vote, for a total of 1,592,500 votes. The shares of Series B preferred stock vote on an as-converted basis with the shares of our common stock as a single class and, as of the Record Date, are each entitled to four votes, resulting in a total of 3,600,000 votes in respect of the shares of Series B-1 preferred stock and 8,400,000 votes in respect of the shares of Series B-2 preferred stock. No class or series of our issued and outstanding capital stock is entitled to cumulative voting. The shares of our Series C Super Dividend Convertible Preferred Stock (which we refer to as our Series C preferred stock) do not have voting rights prior to conversion to common stock.

Establishing a Quorum and Votes Required

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the meeting, a quorum consists of the holders of one-third of the shares of stock issued and outstanding on March 31, 2011, the Record Date, or at least 27,376,524 voting shares. Shares of stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of Directors. Under our bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Two directors, whom we refer to as Series B directors, are nominated and elected by the holder(s) of the Series B preferred stock voting as a separate class.

Amendment of the 2009 Incentive Compensation Plan. Under our bylaws, the number of shares subject to the 2009 Incentive Compensation Plan will be increased to 20,000,000 if the votes cast “for” the amendment exceed the votes cast “against” the amendment, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.

Amendment of the Articles of Incorporation to Permit the Board of Directors to Have as Many as Eleven Members. Under Nevada law, the affirmative vote of at least a majority of all shares outstanding that are entitled to vote is required to amend our Articles of Incorporation to permit the Board of Directors to have as many as eleven members.

Amendment of the Articles of Incorporation to Authorize the Directors to Change the Name of the Corporation. Under Nevada law, the affirmative vote of at least a majority of all shares outstanding that are entitled to vote is required to amend our Articles of Incorporation to authorize our Board of Directors to change the name of the Company.

Ratification of independent registered public accounting firm. Under our bylaws, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to ratify the selection of McGladrey & Pullen, LLP, as our independent registered public accounting firm.

If you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote with respect to this proposal. If an uncontested incumbent director nominee receives a majority of votes “against” his election, the director must tender a resignation from the Board. The Board will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board’s decision and its reasoning with regard to the offered resignation.

How will votes be counted?

Each share of common stock and Series A preferred stock will be counted as one vote and each share of Series B preferred stock will be counted as four votes in accordance with the instructions contained on a proper Proxy Card, whether submitted in person, by mail, over the Internet, or on a ballot voted in person at the meeting. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, or (2) are broker non-votes. Brokers who do not receive instructions on the election of a director nominee will not be allowed to vote these shares, and all such shares will be “broker non-votes” rather than votes “for” or “against.” Accordingly, assuming the presence of a quorum, abstentions and broker non-votes for a particular director nominee will not be counted as votes to determine the outcome of the election of directors or the ratification of our independent registered public accounting firm.

Who will count the votes?

The votes will be counted, tabulated and certified by Continental Stock Transfer and Trust Company, our stock transfer agent.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The Inspector of Elections will forward any written comments that you make on the Proxy Card to management without providing your name, unless you expressly request disclosure on your Proxy Card.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

FOR the election of each of the seven nominees to serve as directors on the Board of Directors, each for a term of one year.

FOR the amendment to our 2009 Incentive Compensation Plan to increase the number of shares that may be granted under the Plan to 20,000,000.

FOR the amendment to our Articles of Incorporation to permit our Board of Directors to have up to eleven members.

FOR the amendment of our Articles of Incorporation to authorize our Board of Directors change the name of the Company.

FOR the ratification of the selection of McGladrey & Pullen, LLP, as our independent registered public accounting firm for the 2011 fiscal year.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our Annual Stockholder Meeting.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is available on our website at www.pro-pharmaceuticals.com. If you would like a copy of our Annual Report on Form 10-K or any of its exhibits, we will send you one without charge. Please contact:

Investor Relations

Pro-Pharmaceuticals, Inc.

7 Wells Avenue, Suite 34

Newton, MA 02459

Phone: 617-559-0033

Email: info@pro-pharmaceuticals.com

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting of Stockholders or your ownership of our common stock, please contact Maureen Foley, our Corporate Secretary and Chief Operating Officer, at the address, telephone number or email address listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2011, certain information concerning the beneficial ownership of our common stock, our Series A preferred stock and our Series B preferred stock by (i) each person known by us to own beneficially five per cent (5%) or more of the outstanding shares of each class, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the stockholders for their approval at the Annual Meeting, except for such separate class votes as are required by law.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after March 15, 2011 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned		Percent of Series A Preferred Stock(4)	Shares of Series B Preferred Stock Beneficially Owned(5)	Percent of Series B Preferred Stock	Combined Percent of Voting Securities(6)
5% Stockholders
James C. Czirr	56,384,916	(7)	48.2%	—		—	3,000,000	100%	6.1	%(8)

10X Fund, L.P., c/o 10X Capital Management, LLC 1099 Forest Lake Terrace Niceville, FL 32578	50,101,748	(9)	42.5%	—		—	3,000,000	100%	17.4%

Rod D. Martin, J.D.	51,120,674	(10)	44.0%	—		—	3,000,000	100%	*	(8)

James C. Czirr Trust, c/o James C. Czirr 425 Janish Drive, Sandpoint, ID 83864	340,700	(14)	*	100,000		6.3%	—	—	*

David Smith 34 Shorehaven Road E. Norwalk, CT 06855	—		—	175,000		11.0%	—	—	*

Fivex LLC c/o David Smith 34 Shorehaven Road E. Norwalk, CT 06855	—		—	100,000	(13)	6.3%	—	—	*

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned	Percent of Series A Preferred Stock(4)	Shares of Series B Preferred Stock Beneficially Owned(5)	Percent of Series B Preferred Stock	Combined Percent of Voting Securities(6)
Directors and Named Executive Officers
Gilbert F. Amelio, Ph.D.	507,500		*	—	—	—	—	*
James C. Czirr	56,384,916	(7)	48.2%	100,000	6.3%	3,000,000	100%	6.1	%(8)
Rod D. Martin, J.D.	51,120,674	(10)	44.0%	—	—	3,000,000	100%	*	(8)
Arthur R. Greenberg	500,000		*	—	—	—	—	*
S. Colin Neill	511,500		*	—	—	—	—	*
Steven Prelack	522,250		*	—	—	—	—	*
Jerald K. Rome	713,844		1.0%	—	—	—	—	*
Peter G. Traber, M.D.	1,400,000	(11)	2.0%	—	—	—	—	*
Paul Pressler	27,000		*	—	—	—	—	*
Theodore D. Zucconi, Ph.D.	1,796,343		2.6%	—	—	—	—	*
Eliezer Zomer, Ph.D.	1,045,000		1.5%	—	—	—	—	*
Anthony D. Squeglia	795,000		1.2%	—	—	—	—	*
Maureen Foley	1,375,000		2.0%	—	—	—	—	*
All executive officers and directors as a group (12 persons)	66,597,279	(12)	53.3%	100,000	6.3%	3,000,000	100%	26.3%

*	Less than 1%.
(1)	Except as otherwise indicated in the table, the address for each named person is c/o Pro-Pharmaceuticals, Inc., 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459.
(2)	Includes the following number of shares of our common stock issuable upon exercise of outstanding stock options granted to our named executive officers and directors that are exercisable within 60 days after March 15, 2011,

Directors and Named Executive Officers	Options Exercisable Within 60 Days
Mr. Czirr	1,000,000
Mr. Martin	500,000
Mr. Neill	511,500
Mr. Prelack	522,250
Mr. Rome	554,500
Dr. Traber	750,000
Dr. Zucconi	1,700,000
Dr. Zomer	1,045,000
Mr. Squeglia	795,000
Ms. Foley	1,370,000
All executive officers and directors as a group	8,748,250

(3)	For each named person and group included in this table, percentage ownership of our common stock is calculated by dividing the number of shares of our common stock beneficially owned by such person or group by the sum of (i) 67,666,627 shares of our common stock outstanding as of March 15, 2011 and (ii) the number of shares of our common stock that such person has the right to acquire within 60 days after March 15, 2011, which does not include any shares of common stock that may be issued in payment of dividends to holders of our preferred stock during that period.
(4)	For each named person and group included in this table, percentage ownership of our Series A preferred stock is based on 1,592,500 shares of Series A preferred stock outstanding as of March 15, 2011.
(5)	Includes (i) 900,000 shares of Series B-1 preferred stock issued and outstanding and (ii) 2,100,000 shares of Series B-2 preferred stock issued and outstanding.

(6)	Represents the combined voting power of the voting securities (comprised of the aggregate of the shares of our common stock, Series A preferred stock voting on an as-converted basis with the common stock, and Series B-1 preferred stock and Series B-2 preferred stock voting on an as-converted basis with the common stock) on all matters presented to the stockholders for their approval at the Annual Meeting (except for such separate class votes as are required by law or the terms of a class or series of securities) and excludes shares of common stock underlying outstanding options and warrants that have not been exercised as of the Record Date. The Series C preferred stock does not have voting rights, and as of March 15, 2011, no shares of Series C preferred stock had been converted to common stock.
(7)	Includes (i) 100,000 shares of our common stock issuable upon conversion of Series A preferred stock; (ii) 200,000 shares of our common stock underlying warrants to purchase shares of our common stock; (iii) 3,600,000 shares of our common stock issuable upon conversion of 900,000 shares of Series B-1 preferred stock; (iv) 8,400,000 shares of our common stock issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (v) warrants to purchase 36,000,000 shares of our common stock; and (vi) 2,101,748 shares of common stock issued as dividend payments, as to which Mr. Czirr, in his capacity as a managing member of 10X Capital Management Fund, LLC, a Florida limited liability company and general partner of 10X Fund, which we refer to as 10X Management, has shared voting and investment power, and disclaims beneficial ownership.
(8)	Excludes, for purposes of this column, shares of common stock underlying the Series B-1 preferred stock and Series B-2 preferred stock as to which such person has shared voting power but which will be voted by 10X Fund.
(9)	Includes (i) 3,600,000 shares of our common stock issuable upon conversion of 900,000 shares of Series B-1 preferred stock; (ii) 8,400,000 shares of our common stock issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iii) warrants to purchase 36,000,000 shares of our common stock; and (iv) 2,101,748 shares of common stock issued as dividend payments, as to which Mr. Martin, in his capacity as a managing member of 10X Management, its general partner, has shared voting and investment power, and disclaims beneficial ownership. Each of Mr. Czirr and Mr. Martin, in his capacity as a managing member of 10X Management, the general partner of 10X Fund, has voting and investment power, and disclaims beneficial ownership, of these securities.
(10)	Includes (i) 3,600,000 shares of our common stock issuable upon conversion of 900,000 shares of Series B-1 preferred stock; (ii) 8,400,000 shares of our common stock issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iii) warrants to purchase 36,000,000 shares of our common stock; and (iv) 2,101,748 shares of common stock issued as dividend payments, all of which are held of record by 10X Fund as to which Mr. Martin, in his capacity as a managing member of 10X Management, has shared voting and investment power, and disclaims beneficial ownership.
(11)	Includes warrants to purchase 150,000 shares of our common stock granted to Dr. Traber in accordance with his consulting agreement to serve as our interim Chief Medical Officer during 2010.
(12)	Includes (i) 48,000,000 shares of our common stock underlying the Series B preferred stock and related warrants and (ii) 2,101,748 shares of common stock issued as dividends as to which Messrs. Czirr and Martin share voting and investment control but are counted one time for purposes of this total. For additional information about the beneficial ownership of our capital stock by Messrs. Czirr and Martin, see notes 7 and 10 respectively.
(13)	Mr. Smith is the manager of Fivex LLC, a Connecticut limited liability company, and may be deemed to have voting and investment control over, but disclaims beneficial ownership of, the shares of Series A preferred stock.
(14)	Includes (i) 100,000 shares of our common stock issuable upon conversion of Series A preferred stock; and (ii) 200,000 shares of our common stock underlying warrants to purchase shares of our common stock.

Change of Control

Our Board of Directors is currently fixed at nine members and we cannot change that number without the consent of at least a majority of the outstanding shares of Series B preferred stock. The holder(s) of the Series B preferred stock have given consent to allow us to present Proposal Three in this proxy statement which if adopted would allow us to amend our Articles of Incorporation to permit our Board of Directors to have up to eleven members.

The Series B Designation Certificate provides that the holder(s) of our Series B preferred stock have the right, as long as any shares of Series B preferred stock are outstanding, to elect two of our directors in a separate class vote of the Series B preferred stock, referred to as the Series B directors, and to nominate three directors, referred to as the Series B nominees, who must be recommended for election by holders of all of our voting securities entitled to vote on election of directors. The holder(s) of the Series B preferred stock declined to exercise their right to designate the three Series B nominees for purposes of the 2011 Annual Meeting. Messrs. Czirr and Greenberg are the Series B directors who, if elected by the holder(s) of the Series B Preferred Stock at the 2011 Annual Meeting, will serve on our Board or Directors. As of March 15, 2011, 10X Fund is the owner of all of the issued and outstanding shares of the Series B preferred stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has nominated seven members of our current Board of Directors to be re-elected at the Annual Meeting to serve one-year terms until the 2012 annual meeting of stockholders and until their respective successors are elected and qualified. Each nominee has agreed to serve if elected.

The Nominating and Corporate Governance Committee is nominating seven directors, which is fewer than the number (nine) of directors fixed by our governing instruments, to be elected to the Board of Directors because Messrs Czirr and Greenberg are the Series B directors who are nominated and elected by the holder(s) of the Series B preferred stock voting as a separate class. Mr. Czirr serves as the Executive Chairman of the Board. Background information with respect to Messrs. Czirr and Greenberg is provided below. If all of the nominees are elected at the Annual Meeting, our Board of Directors will have nine members. For additional information with respect to the Series B directors, see “Security Ownership of Certain Beneficial Owners and Management—Change of Control” above.

Set forth below is information regarding the nominees, as of March 15, 2011, including their ages, positions with Pro-Pharmaceuticals, recent employment and other directorships.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH NOMINEE.

The persons who have been nominated for election at the Annual Meeting to serve on our Board of Directors are named in the table below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Name	Age as of 3/15/11	Current Position
Gilbert F. Amelio, Ph.D.	68	Director
Rod Martin	41	Director
S. Colin Neill	64	Director
Steven Prelack	53	Director
Jerald K. Rome	76	Director
Paul Pressler	80	Nominee
Peter G. Traber, M.D.	55	Chief Executive Officer, President and Director

Board of Directors:

Dr. Amelio was appointed a director on February 12, 2009. Dr. Amelio, who began his career at Bell Labs, is Senior Partner of Sienna Ventures, a privately-held venture capital firm, and has acted in this capacity since 2001. Dr. Amelio was Chairman and Chief Executive Officer of Jazz Technologies, Inc., a specialty wafer foundry, from 2005 until his retirement in 2008, when he was named Chairman Emeritus. Dr. Amelio was Chairman and Chief Executive Officer of Beneventure Capital, LLC, a venture capital firm from 1999 to 2005 and was Principal of Aircraft Ventures, LLC, a consulting firm from 1997 to 2004. Dr. Amelio was elected a Director of AT&T (NYSE: T) in 2001 and had previously served as an Advisory Director of AT&T from 1997 to 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by AT&T in 1997. Dr. Amelio was chief executive officer of Apple, Inc. in 1996 and 1997, and from 1991 to 1996, he was chief executive officer of National Semiconductor Corporation. He was a director of Chiron, now a part of Novartis, from 1991 to 1996. We believe Dr. Amelio’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to complex organizations.

Mr. Czirr, a Series B director, was appointed a director and became Chairman of the Board of Directors on February 12, 2009 and Executive Chairman of the Board on February 11, 2010. Mr. Czirr, age 57, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Czirr was a co-founder of Pro-Pharmaceuticals in July 2000. Mr. Czirr was instrumental in the early stage development of Safe Science Inc., a developer of anti-cancer drugs, served from 2005 to 2008 as Chief Executive Officer of Minerva Biotechnologies Corporation, a developer of nano particle bio chips to determine the cause of solid tumors, and was a consultant to Metalline Mining Company Inc. (NYSE Alternext US: MMG), a mineral exploration company seeking to become a low cost producer of zinc. Mr. Czirr received a B.B.A. degree from the University of Michigan. We believe Mr. Czirr’s qualifications to sit on our Board of Directors include his extensive experience with developing entrepreneurial biotech companies, his financial expertise and his years of experience providing strategic advisory services to development stage organizations.

Mr. Greenberg, a Series B director, was appointed a director in August 2009. With 37 successful years in the semiconductor equipment and materials industries, Mr. Greenberg, age 64, is the President and Founder of Prism Technologies, Inc. Prism provides professional sales & marketing services and business development consulting services. Mr. Greenberg is a member of the board of UV Tech Systems, a designer and manufacturer of equipment used to fabricate semiconductor devices. Previously, he was the first President of SEMI, North America, a semiconductor equipment and materials industry trade association representing the interests, including public policy, of more than 2000 members doing business in North America. Mr. Greenberg received his Bachelor of Science degree in Business Administration from Henderson State University. We believe Mr. Greenberg’s qualifications to serve on our Board of Directors include his experience in leading technology enterprises, as well as his experience as a CEO of a technology company.

Mr. Martin was appointed a director and became a member of the Nominating and Corporate Governance Committee and of the Compensation Committee on February 12, 2009. Mr. Martin was appointed Vice Chairman of the Board on February 11, 2010. Mr. Martin is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Martin served as a senior advisor to PayPal, Inc. founder Peter Thiel, during the company’s startup phase, its initial public offering and its subsequent acquisition by eBay Inc.; and afterward, served at Clarium Capital, Thiel’s global macro hedge fund which had more than $7.8 billion under management. Mr. Martin is founder and chairman of the board of Advanced Search Laboratories, Inc., and also serves as a director of Proxomo Software. He previously served as Director of Policy Planning & Research for former Arkansas Governor Mike Huckabee. He is a widely noted author and speaker, and leads several non-profit organizations. Mr. Martin holds a J.D. from Baylor Law School, a B.A. from the University of Arkansas, and was a Sturgis Fellow at Cambridge University in Great Britain. We believe Mr. Martin’s qualifications to sit on our Board of Directors include his extensive experience with developing entrepreneurial technology companies and his years of experience providing strategic legal and advisory services to development stage organizations.

Mr. Neill, a director since May 2007, became President of Pharmos Corp. (PARS.PK) in 2008, and since 2006, was its Senior Vice President, Chief Financial Officer, Secretary, and Treasurer. From 2003 to 2006, Mr. Neill served as Chief Financial Officer, Treasurer and Secretary of Axonyx Inc., a biopharmaceutical company that developed products and technologies to treat Alzheimer’s disease and other central nervous system disorders. Mr. Neill served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of ClinTrials Research Inc., a global contract research organization in the drug development business, from 1998 to 2001. From 2001 to 2003, Mr. Neill served as an independent consultant assisting start-up and development stage companies in raising capital. Earlier experience was gained as Vice President Finance and Chief Financial Officer of BTR Inc., a U.S. subsidiary of BTR plc, a British diversified manufacturing company, and Vice President Financial Services of The BOC Group Inc., a British owned industrial gas company with substantial operations in the health care field. Mr. Neill served four years with American Express Travel Related Services, first as chief internal auditor for worldwide operations and then as head of business planning and financial analysis. Mr. Neill began his career in public accounting with Arthur Andersen LLP in Ireland and later with Price Waterhouse LLP as a senior manager in New York City. He also served with Price Waterhouse for two years in Paris, France. Mr. Neill graduated from Trinity College, Dublin with a first class honors degree in business/economics and he holds a masters degree in Accounting and Finance from the London School of

Economics. He is a Certified Public Accountant in New York State and a Chartered Accountant in Ireland. We believe Mr. Neill’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as his financial expertise with public and financial accounting matters for technology and life science organizations.

Mr. Prelack, a director since April 2003, has been since July 2010 Senior Vice President of Operations and Chief Financial Officer of VetCor which owns and operates 49 veterinary hospitals. Previously, from 2001, he was Senior Vice President, Chief Financial Officer and Treasurer of VelQuest Corporation, a provider of automated compliance software solutions for the pharmaceutical industry. In this capacity, Mr. Prelack oversees sales, business development, operations and finance. Mr. Prelack is a director of Codeco Corporation, a designer and manufacturer of custom resisters and switches, and is a member of the Strategic Advisory Board of BioVex, a Biotechnology company focused on cancer. Mr. Prelack served as Director and Audit Committee Chair for BioVex from 2007 through 2009. Mr. Prelack, a Certified Public Accountant, received a B.B.A. degree from the University of Massachusetts at Amherst in 1979. We believe Mr. Prelack’s qualifications to sit on our Board of Directors include his extensive experience with public and financial accounting matters for technology organizations.

Mr. Pressler, a nominee to the Board of Directors, has been a partner in the law firm of Woodfill & Pressler since 2000, a director of Revelation, Inc., and has been in private mediation practice for several years. A retired justice of the Texas Court of Appeals, Judge Pressler was appointed Justice of the Texas Court of Appeals in 1978, serving until 1992. Judge Pressler also served as District Judge from 1970 to 1978. From 1958 to 1970, he was associated with the law firm of Vinson & Elkins. Judge Pressler has been a director of Salem Communications Corporation (Nasdaq GM:SALM) since March 2002, and is also a board member of the Free Market Foundation and KHCB Network, a non-profit corporation which owns Christian radio stations in Texas and Louisiana, and a board member of National Religious Broadcasters. He has been an active leader in the Southern Baptist Convention. Additionally, he is a member of the Texas Philosophical Society, the General Counsel of the Baptist World Alliance, and a member of the State Republican Executive Committee of Texas. As a former appeals court justice, Mr. Pressler provides the board with valuable analytical and consensus building skills. His extensive experience with both for-profit and non-profit boards enables Mr. Pressler to keenly understand a wide variety of business and corporate governance issues which are likely to develop as our Company develops. Moreover, Mr. Pressler’s deep legal expertise enables him to provide perspective and oversight with regard to the Company’s extensive legal and compliance issues in a highly regulated field. Mr. Pressler was nominated by non-management directors and has agreed to serve on our Board of Directors if elected.

Mr. Rome, a director since March 2004, has been a private investor since 1996. Mr. Rome founded Amberline Pharmaceutical Care Corp., a marketer of non-prescription pharmaceuticals, in 1993 and served as its President from 1993 to 1996. From 1980 to 1990, he served as Chairman, President and Chief Executive Officer of Moore Medical Corp., a national distributor of branded pharmaceuticals and manufacturer and distributor of generic pharmaceuticals and was previously Executive Vice President of the H.L. Moore Drug Exchange, a division of Parkway Distributors and predecessor of Moore Medical Corp. Mr. Rome received a B.S. degree in pharmaceutical sciences from the University of Connecticut. We believe Mr. Rome’s qualifications to serve on our Board of Directors include his experience as a CEO of a pharmaceutical company, as well as his executive management and corporate governance expertise.

Dr. Traber, a director since February 2009, was appointed President and Chief Executive Officer effective March 17, 2011, and has served as Chief Medical Officer since June 2010. Dr. Traber is President Emeritus, and from 2003 to 2008 was Chief Executive Officer, of Baylor College of Medicine. From 2000 to 2003 he was Senior Vice President Clinical Development and Regulatory Affairs and Chief Medical Officer of GlaxoSmithKline plc. He has also served as Chief Executive Officer of the University of Pennsylvania Health System, as well as Chair of the Department of Internal Medicine and Chief of Gastroenterology for the University of Pennsylvania School of Medicine. Dr. Traber received his M.D. from Wayne State School of Medicine and a B.S. in chemical engineering from the University of Michigan. We believe Dr. Traber’s qualifications to sit on our Board of Directors include his years of medical experience in the pharmaceutical and healthcare industries, as well as the deep understanding of our patients and our products.

Executive officers and key employees:

Peter G. Traber, M.D., Chief Executive Officer and President (see Board of Directors)

Anatole Klyosov, Ph.D., D.Sc., age 64, our Chief Scientist since the company’s inception in 2000, is a co-inventor of our patented technology and a founder of Pro-Pharmaceuticals. Dr. Klyosov was vice president, research and development for Kadant Composites, Inc., a subsidiary of Kadant, Inc. (KAI-NYSE), where he directed, since 1996, a laboratory performing work in biochemistry, microbiology and polymer engineering. From 1990 to 1998, Dr. Klyosov was visiting professor of biochemistry, Center for Biochemical and Biophysical Sciences, Harvard Medical School, and from 1981 to 1990 he was professor and head of the Carbohydrates Research Laboratory at the A.N. Bach Institute of Biochemistry, USSR Academy of Sciences. Dr. Klyosov was elected as a member of the World Academy of Art and Sciences and is the recipient of distinguished awards including the USSR National Award in Science and Technology. He has published more than 250 peer-reviewed articles in scientific journals, authored books on enzymes, carbohydrates, and biotechnology, edited two books: Carbohydrates in Drug Design and Galectins, and holds more than 20 patents. Dr. Klyosov earned his Ph.D. and D.Sc. degrees in physical chemistry, and an M.S. degree in enzyme kinetics, from Moscow State University.

Eliezer Zomer, Ph.D., age 64, is Executive Vice President of Manufacturing and Product Development since the company’s inception in 2000. Prior to joining our company, Dr. Zomer had been the founder of Alicon Biological Control, where he served from November 2000 to July 2002. From December 1998 to July 2000, Dr. Zomer served as Vice President of product development at SafeScience, Inc. and Vice President of Research and Development at Charm Sciences, Inc. from June 1987 to November 1998. Dr. Zomer received a B.Sc. degree in industrial microbiology from the University of Tel Aviv in 1972, a Ph.D. in biochemistry from the University of Massachusetts in 1978, and undertook a post-doctoral study at the National Institute of Health.

Anthony D. Squeglia, age 68, became our Chief Financial Officer in October 2007 and from 2003 served as our Vice President of Investor Relations. From 2001 to 2003, Mr. Squeglia was a Partner in JFS Advisors, a management consulting firm that delivered strategic services to entrepreneurial businesses that includes raising capital, business planning, positioning, branding, marketing and sales channel development. From 1996 to 2001, Mr. Squeglia was Director of Investor Relations and Corporate Communications for Quentra/Coyote Networks. Previously, Mr. Squeglia held management positions with Summa Four, Unisys, AT&T, Timeplex, Colonial Penn and ITT. Mr. Squeglia received an M.B.A. from Pepperdine University and a B.B.A. from The Wharton School, University of Pennsylvania.

Maureen Foley, age 70, has been our Chief Operating Officer since October 2001 and was formerly our Manager of Operations and acting Chief Financial Officer. She has provided 30 years of business and operations management experience including facility design, construction, and fit out, project management, IT, HR, press and public relations, accounting and finance to startup companies. Between 1999 and 2000 she managed business operations for eHealthDirect, Inc., a developer of medical records processing software; and ArsDigita, Inc., a web development company. From 1996 to 1999, she served as Manager of Operations with Thermo Fibergen, Inc., a developer of composite materials and a subsidiary of Thermo Fisher Scientific, Inc. Ms. Foley is a graduate of The Wyndham School, Boston, Massachusetts, with a major in Mechanical Engineering. Ms. Foley serves as Secretary to the Board.

None of the directors, executive officers and key employees shares any familial relationship.

CORPORATE GOVERNANCE

Director Independence

The Company’s Corporate Governance provides that a majority of the members of the Board, and each member of the Audit, Compensation and Nominating and Corporate Governance Committees, must meet certain criteria for independence. Based on the New York Stock Exchange independence requirements, the Company’s Corporate Governance practices assist the Board in its determination of director independence.

Based on the New York Stock Exchange rules, Messrs. Czirr, Martin, Greenberg, Neill, Prelack, Rome and Dr. Amelio were affirmatively determined by the Board to be independent. Due to Dr. Zucconi’s and Dr. Traber’s employment with the Company, they are not considered independent. Also, none of the non-employee directors has any relationship with the Company other than being a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.

Policies with Respect to Transactions with Related Persons

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Ethics, which is available at www.pro-pharmaceuticals.com, that sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors. The Code of Ethics describes the Company’s policy on conflicts of interest. The Nominating and Corporate Governance Committee monitors the ethical behavior of the Company’s employees, officers and directors.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The responses to these questionnaires are reviewed by outside corporate counsel, and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

Since the beginning of fiscal 2009, the Company did not participate in any transactions in which any of the director nominees, Class B directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor any of their immediate family members, had a direct or indirect material interest. During 2010, we entered into an agreement with one of the members of our Board of Directors, Dr. Peter Traber, to serve as our interim Chief Medical Officer. For his services during 2010, Dr. Traber earned fees of $32,500 ($5,000 of which was paid in January 2011) and was granted warrants for 600,000 shares of our common stock.

Director Nomination Process

The Nominating Committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. The search firm provides information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by the New York Stock Exchange, it will recommend the nomination of the candidate to the Board.

It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Pro-Pharmaceuticals, Inc. at 7 Wells Avenue, Suite 34, Newton, MA 02459. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see Nominating and Corporate Governance Committee; Criteria and Diversity). The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under the Company’s Corporate Governance Principles.

Communication with the Board

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the Secretary of the Board, 7 Wells Avenue, Suite 34, Newton, MA 02459. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Vice Chairman of the Board, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that the Company’s Executive Chairman is best situated to serve as Chairman because he is the director who was a co-founder and is very familiar with the Company’s business and industry, and capable of effectively identifying sources of capital as well as strategic priorities. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry. The Chief Executive Officer brings company-specific experience and expertise. The Board believes that the separate roles of the Executive Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the separate roles of the Executive Chairman and the Chief Executive Officer is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Executive Chairman chairs these sessions.

Meeting Attendance

Last year there were ten meetings of the Board. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Executive Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. All nine directors were present at the 2010 Annual Meeting of Stockholders.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the New York Stock Exchange Corporate Governance Principles. The charters of each committee are available on the Company’s website at www.pro-pharmaceuticals.com.

Board of Directors Meetings and Committees of the Board

Our Board of Directors has determined that all of the directors named in this Proxy Statement are “independent” within the meaning of the rules of the New York Stock Exchange., other than Dr. Zucconi, who does not serve on a standing committee and Peter Traber who will not be an independent director during 2011. During the year ended December 31, 2010, our Board of Directors held eight meetings.

We held at least one meeting of the Board during 2010 which was attended only by the independent (non-management) directors.

During 2010, the Board of Directors had three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. Each of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee has a charter, a copy of which is available in the “About the Company” section of our website at www.pro-pharmaceuticals.com.

Compensation Committee

The Compensation Committee met five times in 2010. The members of this committee are Rod D. Martin (chair), Gilbert F. Amelio, Ph.D. and Arthur R. Greenberg. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its specific responsibilities include supervising and overseeing the administration of our incentive compensation and stock programs and, as such, the Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under Pro-Pharmaceuticals’ 2001 Stock Incentive Plan, 2003 Non-employee Director Stock Incentive Plan and the 2009 Incentive Compensation Plan.

Audit Committee

The Audit Committee met four times in 2010. The members of this committee are Steven Prelack (chair), Jerald K. Rome and S. Colin Neill. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Pro-Pharmaceuticals. More specifically, it assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements, reports and related information provided to stockholders, regulators and others, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, (iv) the internal control over financial reporting that management and the Board have established, and (v) the audit, accounting and financial reporting processes generally. The Committee is also responsible for review and approval of related-party transactions. The Board has determined that Mr. Prelack is an “audit committee financial expert” within the meaning of SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met once in 2010. The members of this committee are Rod D. Martin (chair), Jerald K. Rome and Gilbert F. Amelio, Ph.D. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, and to recommend to the Board, candidates for election or re-election as directors and for reviewing our governance policies in light of the corporate governance rules of the SEC. Under its charter, the Nominating and Corporate Governance Committee is required to establish and recommend criteria for service as a director, including matters relating to professional skills and experience, board composition, potential conflicts of interest and manner of consideration of individuals proposed by management or stockholders for nomination. The Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Pro-Pharmaceuticals and its stockholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Our guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Pro-Pharmaceuticals believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Committee has adopted a policy for stockholders to submit recommendations for director candidates. A stockholder desiring to make a recommendation may do so in writing by letter to the Nominating and Corporate

Governance Committee stating the reasons for the recommendation and how the candidate may meet the Committee’s director selection criteria. The letter may be confidential and should be addressed to the Chairman of the Nominating and Corporate Governance Committee, c/o Anthony D. Squeglia, Chief Financial Officer, Pro-Pharmaceuticals, Inc., 7 Wells Avenue, Newton, Massachusetts 02459. The Committee will evaluate stockholder-recommended candidates in the same manner as candidates recommended by other persons.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Theodore D. Zucconi, Ph.D.,	2010	120,000	80,000	—		28,168	(4)	228,168
Chief Executive Officer & President(2)	2009	111,988	10,000	905,736		53,737	(5)	1,081,461
David Platt, Ph.D.,	2010	—	—	—		153,602	(6)	153,602
Chief Executive Officer(3)	2009	14,000	—	41,605	(10)	134,917	(7)	190,522
Eliezer Zomer, Ph.D.,	2010	110,000	—	—		24,471	(8)	134,471
Executive Vice President of Manufacturing and Product Development	2009	104,833	—	70,724		28,756	(9)	204,313
Anthony Squeglia,	2010	90,000	—	51,017		21,606	(11)	162,623
Chief Financial Officer	2009	86,500	—	50,517		20,688	(12)	157,705
Maureen Foley,	2010	92,500	—	51,017		18,888	(13)	162,405
Chief Operating Officer	2009	88,792	—	30,310		17,556	(14)	136,658
Anatole Klyosov, D.Sc.	2010	110,000	—	70,149		23,545	(15)	203,694
Chief Scientist	2009	100,833	—	30,310		26,806	(16)	157,949

(1)	These amounts represent the aggregate grant date fair value of option awards for fiscal 2010 and 2009, respectively. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2010 and 2009. The value of as of the grant date for stock options is recognized over the number of days of service required or the achievement of certain specified milestones for the grant to become vested.

The following table includes the assumptions used to calculate the grant date fair value reported for fiscal years 2010 and 2009 on a grant by grant basis.

	Grant Date		Shares Granted (#)	Exercise Price ($)	Assumptions				Grant Date Fair Value Per Share ($)
Name					Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
Theodore D. Zucconi, Ph.D.	5/21/2009		2,000,000	0.48	124	5.0	2.16	0	0.40
	3/24/2009		500,000	0.23	123	5.0	1.70	0	0.19
David Platt, Ph.D.	2/25/2009	(10)	250,000	0.20	121	5.0	2.06	0	0.17
Eliezer Zomer, Ph.D.	4/21/2009		175,000	0.48	124	5.0	1.87	0	0.40
Anthony Squeglia	2/1/10		200,000	0.30	126	5.0	2.38	0	0.26
	5/21/09		50,000	0.48	124	5.0	2.16	0	0.40
	4/21/09		75,000	0.48	124	5.0	1.87	0	0.40
Maureen Foley	2/1/10		200,000	0.30	126	5.0	2.38	0	0.26
	4/21/09		75,000	0.48	124	5.0	1.87	0	0.40
Anatole Klyosov	2/1/10		275,000	0.30	126	5.0	2.38	0	0.26
	4/21/09		75,000	0.48	124	5.0	1.87	0	0.40

(2)	Chief Executive Officer from February 12, 2009 to March 16, 2011.
(3)	Resigned effective February 12, 2009.
(4)	Includes $16,351 for local housing and travel to permanent residence and $11,817 for health insurance.
(5)	Includes $44,861 for local housing and travel to permanent residence, $6,010 for health insurance and $2,866 for automobile expenses.

(6)	Includes $120,000 of severance payments, $24,000 for health insurance expenses and $9,602 for automobile expenses.
(7)	Includes $100,000 of severance payments, $25,157 for health insurance expenses ($20,000 paid after resignation per Dr. Platt’s severance agreement), $9,600 for automobile expenses ($8,000 paid after resignation) and $160 for retirement plan contributions.
(8)	Includes $20,071 for health insurance expenses and $4,400 for retirement plan contributions.
(9)	Includes $24,563 for health insurance expenses and $4,193 for retirement plan contributions.
(10)	Granted for service as an outgoing board member.
(11)	Includes $18,006 for health insurance expenses and $3,600 for retirement plan contributions.
(12)	Includes $17,228 for health insurance expenses and $3,460 for retirement plan contributions.
(13)	Includes $15,188 for health insurance expenses and $3,700 for retirement plan contributions.
(14)	Includes $14,004 for health insurance expenses and $3,552 for retirement plan contributions.
(15)	Includes $19,145 for health insurance expenses and $4,400 for retirement plan contributions.
(16)	Includes $22,773 for health insurance expenses and $4,033 for retirement plan contributions.

Narrative Disclosure to Summary Compensation Table

In order to conserve cash, the Named Executive Officers and certain other key employees voluntarily reduced their cash salaries in 2010 and 2009.

Material Terms of Employment Contracts of Named Executive Officers

Theodore D. Zucconi, PhD., Former Chief Executive Officer and President

In connection with the sale of our Series B preferred stock to the 10X Fund, Dr. Zucconi was appointed as our Chief Executive Officer and President effective February 12, 2009, serving in that position through March 16, 2011. Peter G. Traber, M.D. became our Chief Executive Officer and President on March 17, 2011. As of the date of this proxy statement we have not entered into a definitive employment agreement with him.

On March 31, 2011, we entered into a Separation Agreement with Dr. Zucconi which supersedes his prior employment agreement described below. Under the separation agreement, Dr. Zucconi shall serve as a consultant, with the title Director of Business Development, in connection with such matters as we may request, including the program for approval, marketing and sale of our DAVANAT® product in South American or Latin American countries. The separation agreement provides for a consultancy term ending between November 30, 2011 and March 31, 2012 at a monthly rate of $13,333 and terminates all stock options that had not vested under his prior employment agreement. The separation agreement entitles Dr. Zucconi to a grant of 300,000 stock options exercisable for seven years which vest as to 100,000 shares each upon approval milestones in up to three South American countries achieved during his consultancy; a cash bonus equal to 1% of the amount received by June 30, 2012 from (i) actual receipts of gross sales of DAVANAT® in South and Latin American countries and (ii) licensing fees paid in connection with agreements to market DAVANAT® in such countries other than Colombia; and health and dental coverage for up to 24 months. The separation agreement also contains mutual general releases of Dr. Zucconi and Pro-Pharmaceuticals and their respective related entities and persons.

On May 21, 2009, we entered into an employment agreement with Dr Zucconi (the “Agreement”) for a term ending May 31, 2011. The Agreement provides for an annual salary of $260,000, retroactive to February 12, 2009, which may be adjusted proportionately to the adjustments for other executives, provided that any reductions of 2009 compensation shall be paid no later than the first calendar quarter of 2010. Due to cash conservation efforts, Dr. Zucconi agreed to work for a base monthly salary of $10,000 in 2009. On December 31, 2009, Dr. Zucconi and the Company agreed that we owe him no unpaid 2009 salary except for accrued vacation. As incentives, Dr. Zucconi is entitled to grants of up to 2,000,000 stock options, which at his election may be incentive stock options or non-qualified stock options, to purchase shares of our common stock as follows: (i) 400,000 as of the effective date of the Agreement, (ii) 150,000 with a vesting date of December 31, 2009;

(iii) 200,000 with a vesting date of December 31, 2010; and upon achieving the following milestones: (a) 100,000 after the effective date of an investigational new drug application by the U.S. Food and Drug Administration (“FDA”), e.g., for fibrosis or anti-hypoxia, filed by the Company, a partner, an agent or subsidiary; (b) 300,000 for any FDA approval of marketing and sales of DAVANAT®; (c) 100,000 for each of first three agreements to sell/distribute a product; (d) 150,000 for the initiation of sales of DAVANAT® anywhere in the world; (e) 150,000 for the initiation of sales of DAVANAT® specifically in the United States; and (f) 250,000 following the first calendar quarter in which we achieve profitability. The stock options are exercisable for seven years whether or not Dr. Zucconi is then employed by us, are priced on the date of approval of this agreement, shall vest as indicated and contain a “cashless” exercise provision. Dr. Zucconi may elect to take stock instead of stock options.

The Agreement provides that Dr. Zucconi shall be entitled to cash bonus payments as follows: (i) $100,000 of which $20,000 is paid when an additional $1 million is raised and $40,000 when each additional $1 million is received until the total is paid; (ii) 2% of financing introduced from sources identified by Dr. Zucconi and not from sources, or their successors, previously identified by us or 10X Capital Management; and (iii) 1% of the upfront fees and milestone payments in the event a partnership or joint venture is formed to sell or distribute a Company drug or reached with another company with upfront fees and milestone payments. In 2009, Dr. Zucconi received $20,000 cash bonus.

The Agreement entitles Dr. Zucconi to: (i) an automobile allowance of $500 per month; (ii) use of an apartment within reasonable commuting distance of our principal offices, and up to $20,000 per year additional temporary living costs; (iii) fourteen round trip single passenger airline tickets (by coach) per year between Massachusetts and Phoenix, Arizona; (iv) participation in our 401(k) plan with an employer match; and (v) medical insurance through us or reimbursement for premiums paid by Dr. Zucconi.

Eliezer Zomer, Ph.D., Executive Vice President of Manufacturing and Product Development

On March 31, 2011, we entered into an Employment Agreement with Dr. Zomer for a one-year term. Under this agreement, Dr. Zomer is entitled to a base salary of $170,000 and participation in our employee benefit plans. If Dr. Zomer terminates his employment for “good reason,” as defined in the agreement, he is entitled to salary and benefits through the end of the term, but not if he voluntarily terminates his employment without “good reason.” The agreement contains non-competition, confidentiality, assignment of inventions, and non-solicitation provisions.

Anthony Squeglia, Chief Financial Officer

We entered into an Amended and Restated Employment agreement with Mr. Squeglia in December 2007 under which he was entitled to receive an annual salary of $180,000 and participate in company employee benefit plans, and was awarded 20,000 incentive stock options, all of which have vested. On March 8, 2011, we entered into an Amended Employment Agreement with Mr. Squeglia which supersedes his prior employment agreement. Under this Agreement, Mr. Squeglia is engaged for a one-year term ending March 6, 2012 (the “Term”) at a base salary of $150,000 and is entitled to participate in the Company’s standard employee benefits plan and vacation. If Mr. Squeglia is terminated by the Company without “cause” as defined in the Agreement, or terminates his employment for “good reason,” as defined in the Agreement, he is entitled to all compensation and benefits through the end of the Term and a severance comprised of six months base salary and continued employee benefits. If terminated for cause, he is entitled to six months base salary. The Agreement also provides for a $60,000 signing bonus, a $50,000 lump sum payment and $25,000 transition bonus payment payable on or before stated dates even if Mr. Squeglia is terminated for any reason. The Agreement requires Mr. Squeglia to assign intellectual property to the Company and contains non-competition, non-solicitation and confidentiality provisions which continue after employment.

Maureen Foley, Chief Operating Officer

We entered into an employment agreement with Ms Foley dated January 19, 2009, under which she was entitled to receive an annual salary of $185,000 per year and participate in company employee benefit plans. On March 8, 2011, we entered into an Amended Employment Agreement with her which supersedes her prior employment agreement. Under this Agreement, Ms. Foley is engaged for a one-year term ending March 6, 2012 (the “Term”) at a base salary of $150,000 and is entitled to participate in the Company’s standard employee benefits plan, vacation and up to 40 days personal time off in respect of prior service to the Company. Following the Term, Ms. Foley’s employment continues for successive 30-day periods unless terminated by the Company with prior notice. If Ms Foley is terminated by the Company, without “cause” as defined in the Agreement, or terminates her employment for “good reason,” as defined in the Agreement, she is entitled to all compensation and benefits through the end of the Term and a severance comprised of six months base salary and continued employee benefits. If terminated for cause, she is entitled to six months base salary. The Agreement also provides for a $60,000 signing bonus, a $50,000 lump sum payment and $25,000 transition bonus payment payable by stated dates even if Ms. Foley is terminated for any reason. The Foley Agreement requires Ms. Foley to assign intellectual property to the Company and contains non-competition, non-solicitation and confidentiality provisions which continue after employment.

Anatole Klyosov, Chief Scientist

We entered into an employment agreement with Dr. Klyosov dated January 3, 2006, under which he was entitled to receive an annual salary of $200,000 and participate in company employee benefit plans. That agreement was superseded on March 31, 2011, when we entered into an Amended Employment Agreement with Dr. Klyosov for a one-year term. Under this agreement, Dr. Klyosov is entitled to a base salary of $170,000, participation in our employee benefit plans and a grant of 200,000 stock options that vest over one year and are exercisable for seven years at $1.04 per share. If Dr. Klyosov terminates his employment for “good reason,” as defined in the agreement, he is entitled to salary and benefits through the end of the term, but not if he voluntarily terminates his employment without “good reason.” The agreement contains non-competition, confidentiality, assignment of inventions, and non-solicitation provisions. We and Dr. Klyosov also entered into a mutual release of any claims related to his prior employment or employment agreement.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table provides information with respect to outstanding stock options held by the officers named in the Summary Compensation Table as of December 31, 2010.

		Stock Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un-exercisable		Option Exercise Price Per Share($)	Option Expiration Date
Theodore D. Zucconi, Ph.D.	12/09/2007	200,000		—		0.70	12/09/2012
	04/10/2008	150,000		—		0.44	04/10/2013
	03/24/2009	468,750	(1)	31,250	(1)	0.23	03/24/2014
	05/21/2009	850,000	(2)	1,150,000	(2)	0.48	05/21/2016

Eliezer Zomer, Ph.D.	11/14/2002	120,000		—		3.50	11/14/2012
	09/02/2003	425,000		—		4.05	09/02/2013
	12/21/2004	75,000		—		1.90	12/21/2014
	03/09/2006	50,000		—		3.75	03/09/2011
	03/08/2007	100,000		—		1.01	03/08/2012
	04/10/2008	150,000		—		0.44	04/10/2013
	04/21/2009	175,000		—		0.48	04/21/2014

Anthony Squeglia	04/10/2003	50,000		—		2.92	04/10/2013
	09/02/2003	65,000		—		4.05	09/02/2013
	12/21/2004	50,000		—		1.90	12/21/2014
	03/09/2006	50,000		—		3.75	03/09/2011
	03/08/2007	100,000		—		1.01	03/08/2012
	12/12/2007	20,000		—		0.63	12/12/2012
	04/10/2008	185,000		—		0.44	04/10/2013
	04/21/2009	75,000		—		0.48	04/21/2014
	05/21/2009	50,000		—		0.48	05/21/2014
	02/01/2010	200,000		—		0.30	02/01/2015

Maureen Foley	12/14/2001	20,000		—		3.50	12/14/2011
	11/14/2002	100,000		—		3.50	11/14/2012
	09/02/2003	650,000		—		4.05	09/02/2013
	12/21/2004	75,000		—		1.90	12/21/2014
	03/09/2006	50,000		—		3.75	03/09/2011
	03/08/2007	100,000		—		1.01	03/08/2012
	04/10/2008	150,000		—		0.44	04/10/2013
	04/21/2009	75,000		—		0.48	04/21/2014
	02/01/2010	200,000		—		0.30	02/01/2015

Anatole Klyosov	03/09/2006	50,000		—		3.75	03/09/2011
	03/08/2007	100,000		—		1.01	03/08/2012
	04/10/2008	150,000		—		0.44	04/10/2013
	04/21/2009	75,000		—		0.48	04/21/2014
	02/01/2010	275,000		—		0.30	02/01/2015

(1)	Options vest at the rate of 50% after one year, 25% on 6/24/2010, 12.5% on 9/24/2010, 6.25% on 12/24/2010 and 6.25% on 3/24/2011. The grant date fair value of un-exercisable options is $5,313.
(2)	Options vest at the rate of 400,000 upon grant, 150,000 on 12/31/2009, 200,000 on 12/31/2010 and 1,250,000 upon the achievement of certain defined milestones. During 2010, 100,000 of the milestone warrants vested. The grant date fair value of un-exercisable options is $460,000.

The exercise price of the options is set at the closing price of our stock on the date of grant. Grants of options are recommended by the Compensation Committee and adopted by the Board of Directors.

DIRECTOR COMPENSATION

The following table details the total compensation earned by our non-employee directors in fiscal 2010.

2010 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(4)	Warrant Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Gilbert F. Amelio, Ph.D.	—		—	—		—	—
James C. Czirr	146,000	(5)	255,088	—		—	401,088
Rod D. Martin	—		127,544	—		—	127,544
S. Colin Neill	—		—	—		—	—
Steven Prelack	60,000	(6)	—	—		—	60,000
Jerald K. Rome	—		—	—		—	—
Peter Traber, M.D.	32,500	(7)	—	365,233	(8)	—	397,733
Arthur R. Greenberg	—		—	—		—	—

(1)	Theodore Zucconi was the only director during 2010 who was also an employee of Pro-Pharmaceuticals. He did not receive any compensation in his capacity as a director.
(2)	These amounts represent the aggregate grant date fair value of awards for grants of options or warrants to each listed director in fiscal 2010. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2010. The value as of the grant date for stock options is recognized over the period of service required for the stock awards to vest in full.
(3)	Reimbursements for travel are not included in these amounts.
(4)	The aggregate number of shares subject to option awards held by each director (representing unexercised options awards – both exercisable and un-exercisable) at December 31, 2010 is as follows:

Name	Number of Shares Subject to Option Awards Held as of December 31, 2010	Number of Shares Subject to Warrant Awards Held as of December 31, 2010		Number of Shares of Restricted Stock Held as of December 31, 2010
Gilbert F. Amelio, Ph.D.	—	—		31,250
James C. Czirr	1,000,000	—		31,250
Rod D. Martin	500,000	—		31,250
S. Colin Neill	511,500	—		—
Steven Prelack	525,750	—		—
Jerald K. Rome	563,000	—		—
Peter Traber, M.D.	—	600,000	(8)	31,250
Arthur R. Greenberg	—	—		31,250

TOTAL	3,100,250	600,000		156,250

(5)	Compensation paid to Mr. Czirr was for his service as Chairman of the Company.
(6)	Compensation paid to Mr. Prelack was for his service as Audit Committee Chairman.
(7)	Compensation paid to Mr. Traber was for his service as our interim Chief Medical Officer. Of the $32,500 of compensation earned in 2010, $5,000 was paid in January 2011.
(8)	Warrants granted to Dr. Traber for his service as our interim Chief Medical Officer. The warrants vest as follows: 150,000 on grant, 150,000 after one year and 300,000 upon the achievement of certain milestones.

The following table includes the assumptions used to calculate the fiscal 2010 grant date fair value on a grant by grant basis for option and warrant awards for our directors.

				Assumptions
Name	Grant Date	Shares Granted (#)	Exercise Price ($)	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value Per Share ($)
James C. Czirr	02/01/2010	1,000,000	0.30	126	5.0	2.38	0	0.26
Rod D. Martin	02/01/2010	500,000	0.30	126	5.0	2.38	0	0.26
Peter G. Traber	06/15/2010	600,000	0.71	129	5.0	1.8	0	0.61

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 10 to the Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates – Stock-Based Compensation,” included in Pro-Pharmaceuticals Annual Report on Form 10-K for the year ended December 31, 2010.

We also reimburse our directors for travel and other related expenses.

After the end of fiscal 2010, we announced that our Board of Directors appointed Peter G. Traber, M.D., President and Chief Executive Officer effective March 17, 2011. In conjunction with the appointment of Dr. Traber, our Board of Directors on March 7, 2011 granted Dr. Traber 5,000,000 10-year stock options, at an exercise price of $1.16 per share, which vest as to 750,000 options on the grant date, 625,000 options on the first and second anniversaries of the grant date, 500,000 options on the third and fourth anniversaries of the grant date and 1,000,000 on the Fifth anniversary of the grant date. The remaining 1,000,000 options will vest upon the achievement of certain milestones. With respect to options that vest on anniversaries, exercise rights are accelerated upon achievement of certain milestones.

Equity Award Policy for Non-Employee Directors

Prior to 2009, as provided for in our 2003 Non-employee Directors Stock Incentive Plan, each non-employee director received a grant of 500 non-qualified stock options for each meeting of our Board, and each meeting of a standing committee of the Board, that such director attended during a year of service.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 2003 Non-Employee Director Stock Option Plan, and our 2009 Incentive Compensation Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options,	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	11,430,000	$1.07	1,286,000
Equity compensation plans not approved by security holders	364,250	$3.23	—
Total	11,794,250	$1.07	1,286,000

PROPOSAL NO. 2

TO APPROVE AN AMENDMENT TO THE PRO-PHARMACEUTICALS, INC.

2009 INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF

SHARES THAT MAY BE GRANTED UNDER THE PLAN TO 20,000,000

In February 2009, our Board of Directors adopted the Pro-Pharmaceuticals, Inc. 2009 Incentive Compensation Plan, which we refer to as the 2009 Plan, which was approved by our stockholders at the 2009 Annual Meeting. At the time of its adoption, the 2009 Plan contained 10,000,000 shares available for grants under the Plan. Since the original adoption, the Compensation Committee, or the Board of Directors on its recommendation, has made awards of options and restricted stock that constituted nearly all of the originally available shares. This resulted from our need to use equity as a large component of compensation, rather than cash, in order to attract and retain highly qualified members to serve on our Board of Directors and management team. We expect that we must continue to rely on this strategy to retain our current leadership and attract additional highly-qualified persons. Accordingly, our Board of Directors approved an amendment of the 2009 Plan, subject to stockholder approval at the 2011 Annual Meeting, to increase the number of shares available for equity compensation awards under the 2009 from 10,000,000 to 20,000,000.

Purpose of the 2009 Plan

The purpose of the 2009 Plan is to assist our company and its subsidiaries and other designated affiliates, which we refer to as “related entities”, in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors consultants and other persons who provide services to our company or its related entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.

Reasons for Stockholder Approval of Amendment

Stockholder approval of the amendment to the 2009 Plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2009 Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, (iii) to comply with the incentive stock options rules under Section 422 of the Code, and (iv) for purposes of complying with the stockholder approval requirements for the listing of shares on a national securities exchange in the event our shares of common stock are approved for listing.

Summary of 2009 Plan

The following is a summary of certain principal features of the Amended and Restated 2009 Plan. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2009 Plan. Stockholders are urged to read the actual text of the Amended and Restated 2009 Plan in its entirety which is set forth as Exhibit A to this Proxy Statement.

Shares Available for Awards; Annual Per-Person Limitations.

Under the 2009 Plan, the total number of shares of common stock of our company reserved and available for delivery under the 2009 Plan (the “awards”) at any time during the term of the 2009 Plan shall be equal to 20,000,000 shares. The 2009 Plan imposes individual limitations on the amount of certain awards in part to comply with Internal Revenue Code Section 162(m). Under these limitations, during any 12-month period, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 2,000,000 shares of common stock, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 2,000,000 shares of common stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $1,000,000, and is $3,000,000 with respect to any performance period that is more than 12 months.

The Compensation Committee of our Board of Directors is authorized to adjust these limitations and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate.

Eligibility.    The persons eligible to receive awards under the 2009 Plan are the officers, directors, employees, consultants and other persons who provide services to our company or any related entity.

Administration.    The 2009 Plan is to be administered by the Compensation Committee, provided, however, that except as otherwise expressly provided in the 2009 Plan, our Board of Directors may exercise any power or authority granted to the Compensation Committee under the 2009 Plan. Subject to the terms of the 2009 Plan, the Compensation Committee is authorized among other things to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the 2009 Plan, construe and interpret the 2009 Plan and award agreements.

Stock Options and Stock Appreciation Rights.    The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee, but must not be less than the fair market value of a share of common stock on the date of grant. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Compensation Committee.

Restricted and Deferred Stock.    The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the Compensation Committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period.

Dividend Equivalents.    The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments.

Bonus Stock and Awards in Lieu of Cash Obligations.    The Compensation Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of company obligations to pay cash under the 2009 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based awards.    The Compensation Committee or our Board of Directors is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Compensation Committee determines the terms and conditions of such awards.

Performance awards.    The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award; provided however, that a performance period cannot be shorter than 12 months or longer than 5 years.

Other Terms of Awards.    Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish.

Acceleration of Vesting; Change in Control.    The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the Compensation Committee, vesting shall occur automatically in the case of a “change in control” of our company (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Compensation Committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination.    Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2009 Plan or the Compensation Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2009 Plan which might increase the cost of the 2009 Plan or alter the eligibility of persons to receive awards.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” TO APPROVE THE AMENDMENT TO THE PRO-PHARMACEUTICALS, INC. 2009 INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES THAT MAY BE GRANTED UNDER THE PLAN TO 20,000,000.

PROPOSAL NO. 3

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO PERMIT OUR BOARD OF DIRECTORS TO HAVE UP TO ELEVEN MEMBERS

Article IV of our Articles of Incorporation currently states, in relevant part: “The number of directors of the corporation shall not be less than one or more than nine, such number to be determined by the corporation’s bylaws.”

We propose to amend Article IV of our Articles of Incorporation to permit us to increase to eleven the number of persons who may be members of our Board of Directors. Accordingly, we propose to delete Article IV and replace it with the following:

“The number of directors of the corporation shall not be less than one or more than eleven, such number to be determined by the corporation’s bylaws.”

Based on a review of other companies, the Nominating and Governance Committee of our Board of Directors, or the Committee, has recommended that the governance of our company would benefit favorably from the ability to have a broader range of experience and expertise on the Board of Directors than is possible if the Board size is limited to nine persons. A company such as ours needs expertise in drug development and clinical trials, drug approval regulatory matters, pharmaceutical commercialization, international health care trends, corporate finance, financial reporting, and other matters. The Committee reviewed the boards of a number of other companies in the drug development sector and concluded that a larger board is consistent with our peers in this area.

You will not experience any change in your rights as a stockholder as a result of this amendment. Any amendment to our Articles of Incorporation must receive the consent of the Series B preferred, and 10X Fund, as the holder, has consented to this amendment.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION TO PERMIT OUR BOARD OF DIRECTORS TO HAVE UP TO ELEVEN MEMBERS.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE OUR BOARD OF DIRECTORS TO CHANGE THE NAME OF THE COMPANY

The Amendment Proposal

The Board of Directors has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to authorize our Board of Directors to changing the name of our company from “Pro-Pharmaceuticals, Inc.” to a name to be selected by the Directors. We believe that the name “Pro-Pharmaceuticals, Inc.” does not meaningfully convey the nature of our business and, accordingly, intend to adopt a name that characterizes more accurately our technology and position in the pharmaceutical market, and would serve as a more recognizable “brand.” Change of a corporate name, however, requires a number of essential steps, including analysis of corporate, trade name and stock ticker availability, website revision, and public acceptability. As we are unable to accomplish all of the preliminary steps prior to this proxy statement and desire to avoid the expense of calling a special meeting of stockholders for the name change, we seek approval of our stockholders to delegate to the Board the authority to select a new name of the company. Accordingly, we propose to replace Article I of our Articles of Incorporation with the following:

“The name of the corporation shall be Pro-Pharmaceuticals, Inc. until the board of directors, having been duly empowered by action of the stockholders, has selected a new name of the corporation and a Certificate of Amendment amending Article I, entitled “Name,” to the Articles of Incorporation has been duly filed by the appropriate officers of the corporation that sets forth such new name, whereupon the name of the corporation shall be as set forth in such Certificate of Amendment.”

If the amendment proposal is approved by our stockholders at the 2011 Annual Meeting, we will file Certificate of Amendment with the Secretary of State of the State of Nevada that contains the text of the amendment to Article I stated above. Upon selection of a new name by our Board of Directors, which we expect to occur as soon as practicable following the 2011 Annual Meeting, we will file a subsequent amendment of Article I that states the new name of the company.

You will not experience any change in your rights as a stockholder as a result of this amendment. Any amendment to our Articles of Incorporation must receive the consent of the Series B preferred, and 10X Fund, as the holder, has consented to this amendment.

Following the effective date of a new corporate name, our ticker symbol will change to a yet to be determined symbol. Stockholders will not be required to submit their stock certificates for exchange as a result of this proposed name change. Following the effective date of the name change, all new stock certificates issued by us will use our new name.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE OUR BOARD OF DIRECTORS TO CHANGE THE NAME OF THE COMPANY.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has, subject to the ratification of the stockholders, appointed McGaldrey & Pullen, LLP as our independent auditors for the fiscal year ending December 31, 2011. Effective July 20, 2010, McGladrey & Pullen, LLP (“McGladrey”) acquired certain assets of Caturano and Company, Inc. (formerly Caturano and Company, P.C.), our independent registered public accounting firm (“Caturano”), and substantially all of the officers and employees of Caturano joined McGladrey. As a result, Caturano resigned and we appointed McGladrey as our new independent registered public accounting firm on September 29, 2010. The decision to engage McGladrey & Pullen, LLP was recommended by the Company’s Audit Committee of the Board of Directors. Prior to the acquisition by McGladrey, Caturano had served as our independent auditors since April 10, 2008.

We expect that a representative from McGladrey will be present at the Annual Meeting, and accordingly, McGladrey will be given the opportunity to make a statement and respond to any questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP, AS PRO-PHARMACEUTICALS’ INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

FEES PAID TO MCGLADREY & PULLEN, LLP and CATURANO AND COMPANY, INC. (FORMERLY CATURANO AND COMPANY, P.C.)

Fiscal Year 2010
Audit Fees(1)	$129,254
Audit-Related Fees(3)	—
Tax Fees(4)	—
Subtotal	—
All Other Fees(5)	—

Total Fees	$129,254

Fiscal Year 2009
Audit Fees(2)	$150,225
Audit-Related Fees(3)	—
Tax Fees(4)	—
Subtotal	—
All Other Fees(5)	—

Total Fees	$150,225

(1)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2010 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q. Additional amounts for our 2010 year end audit that were paid in 2011 and will be reported in the proxy statement for the 2012 annual meeting.
(2)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2009 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q. Additional amounts for our 2009 year end audit were paid in 2010 and have been reported in 2011.
(3)	Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon and reviewed with our Audit Committee on financial accounting/reporting standards.

(4)	Tax Fees. These are fees for professional services with respect to tax compliance, in particular, preparation of our corporate tax returns.
(5)	All Other Fees. These are fees for all other products and services provided or performed which do not fall within one or more of the above categories.

The Audit Committee has considered whether the provision of non-core audit services to Pro-Pharmaceuticals by McGladrey & Pullen, LLP is compatible with maintaining independence.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures which set forth the manner in which the Committee will review and approve all services to be provided by the independent auditor before the auditor is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels, on a project basis and aggregate annual basis, which have been pre-approved by the Committee.

All other services performed by the auditor that are not prohibited non-audit services under SEC or other regulatory authority rules must be separately pre-approved by the Audit Committee. Amounts in excess of pre-approved limits for audit services, audit-related services and tax services require separate pre-approval of the Audit Committee.

The Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for providing independent, objective oversight of Pro-Pharmaceuticals’ accounting functions and internal control over financial reporting. The Audit Committee has reviewed and discussed audited financial statements for Pro-Pharmaceuticals with management. The Audit Committee also has discussed with McGladrey & Pullen, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), which includes, among other items, matters related to the conduct of the annual audit of our company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from McGladrey & Pullen, LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications by McGladrey & Pullen, LLP with the Audit Committee concerning independence, and has discussed with McGladrey & Pullen, LLP, its independence from Pro-Pharmaceuticals.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements of Pro-Pharmaceuticals for the 2010 fiscal year be included in the Annual Report filed on Form 10-K for the year ended December 31, 2010.

AUDIT COMMITTEE

Steven Prelack, Chair

S. Colin Neill

Jerald K. Rome

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis. There were no related party transactions in the fiscal year ended December 31, 2010, other than Dr. Traber serving as our interim Chief Medical Officer as previously disclosed.

OTHER BUSINESS

Management knows of no other matters that may be properly presented at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC. All reports were timely filed other than that one Form 4 of Peter G. Traber that reported one transaction.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2012 annual meeting of stockholders, the proposal must be received by us, attention: Anthony D. Squeglia, Chief Financial Officer, at our principal executive offices by December 11, 2011. Also in accordance with SEC guidelines, if a stockholder notifies us of that stockholder’s intent to present a proposal at our 2012 annual meeting of stockholders after December 11, 2011, we may, acting through the persons named as proxies in the proxy materials for that meeting, exercise discretionary voting authority with respect to the proposal without including information about the proposal in our proxy materials. However, in either case, if the date of the 2012 annual meeting is changed by more than 30 days from the date of the 2011 Annual Meeting, then the deadline would be a reasonable time before we begin to print and mail our proxy materials.

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Pro-Pharmaceuticals stock account, we are taking advantage of “house-holding” rules that permit us to deliver only one set of the Proxy Statement and our 2010 Annual Report to stockholders who share an address unless otherwise requested. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. If you wish to revoke a consent previously provided to your broker, you must contact the broker to do so. In any event, if you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by either: (i) telephoning us at (617) 559-0033; (ii) sending a letter to us at 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459, Attention: Chief Operating Officer; or (iii) sending an e-mail to us at foley@pro-pharmaceuticals.com. If you hold your shares through a broker, you can request a single copy of materials for future meetings by contacting the broker.

By Order of the Board of Directors

April 11, 2011	Peter G. Traber, M.D.
Newton, Massachusetts	Chief Executive Officer and President

EXHIBIT A

PRO-PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

PRO-PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

1.	Purpose	A-1

2.	Definitions	A-1

3.	Administration	A-5

4.	Shares Subject to Plan	A-6

5.	Eligibility; Per-Person Award Limitations	A-6

6.	Specific Terms of Awards	A-7

7.	Certain Provisions Applicable to Awards	A-11

8.	Code Section 162(m) Provisions	A-13

9.	Change in Control	A-14

10.	General Provisions	A-15

PRO-PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

1. Purpose.    The purpose of this amended and restated PRO-PHARMACEUTICALS, INC. 2009 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be February 12, 2009.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in

Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be (i) the last sale price of a Share on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(aa) “Listing Market” means the OTC Bulletin Board or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Market.

(bb) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(cc) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(dd) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ee) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ff) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(gg) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(hh) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(mm) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(nn) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(oo) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or re-substituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee.    The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority.    The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability.    The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan.    Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 20,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards.    No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 20,000,000 Shares.

5. Eligibility; Per-Person Award Limitations.    Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 2,000,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 2,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $1,000,000 with respect to any 12 month Performance Period and (y) with respect to any Performance Period that is more than 12 months, $3,000,000.

6. Specific Terms of Awards.

(a) General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Massachusetts law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options.    The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price.    Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights.    The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment.    A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights.    Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards.    The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions.    Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the

Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits.    As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award.    The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions.    Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s

Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents.    Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Deferred Stock Award, but in no event later than 12 months before the first date on which any portion of such Deferred Stock Award vests.

(f) Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h) Performance Awards.    The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than 5 years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in compliance with Section 409A of the Code.

(b) Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability.    If the It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award. The Company does not make any representation to the Participant that any Awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that any Participant or Beneficiary may incur in the event that any provision of this Plan, any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(iii) Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8. Code Section 162(m) Provisions.

(a) Covered Employees.    Unless otherwise specified by the Committee,] the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b) Performance Criteria.    If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals.    Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments.    The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification.    No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.”    If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control”.    Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of three (3) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries.    No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards.    In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions.    In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 9(a)(iv) hereof, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments.    The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause

Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Taxes.    The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(f) Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company;

provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Non-exclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Massachusetts without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws.    The Committee shall have the authority to adopt such modifications, procedures, and sub-plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan.    The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PRO-PHARMACEUTICALS, INC.

The undersigned appoints Peter G. Traber, M.D., Anthony D. Squeglia and Maureen Foley, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Pro-Pharmaceuticals, Inc. held of record by the undersigned at the close of business on March 31, 2011 at the 2011 Annual Meeting of Stockholders to be held at the Company’s office at 7 Wells Avenue, Suite 34, Newton, MA 02459 on May 26, 2011 at 9:00 A.M. EDT or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)

PRO-PHARMACEUTICALS, INC.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Stockholders of
Pro-Pharmaceuticals, Inc. to be held at the Company’s office at 7 Wells Avenue, Suite 34, Newton, MA on May 26, 2011 at 9:00 A.M. EDT.

This proxy statement and our 2010 Annual Report to Stockholders are available at http://www.rrdezproxy.com/2011/ProPharmaceuticals

To Vote Your Proxy

Mark, sign and date your Proxy Card below, detach it and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	Please mark your votes like this	☒

1. ELECTION OF DIRECTORS The Board of Directors recommends a vote “FOR” the listed nominees.	VOTE FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY ☐	ABSTAIN ☐

2.  A PROPOSALTO APPROVE AN AMENDMENT OF OUR 2009 INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE AWARDED UNDER THIS PLAN TO 20,000,000. The Board of Directors recommends a vote “FOR” this proposal

					FOR ☐	AGAINST ☐	ABSTAIN ☐
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name below:

Gilbert F. Amelio, Ph.D. Steven Prelack Paul Pressler Rod D. Martin Jerald K. Rome S. Colin Neill Peter G. Traber, M.D.			☐	3. A PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO PERMIT OUR BOARD OF DIRECTORS TO HAVE UP TO ELEVEN MEMBERS. The Board of Directors recommends a vote “FOR” this proposal	☐	☐	☐

				4. A PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO AUTHORIZE OUR BOARD OF DIRECTORS TO CHANGE THE NAME OF THE COMPANY. The Board of Directors recommends a vote “FOR” this proposal	☐	☐	☐

5.   A PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE FINANCIAL STATEMENTS FOR THE 2011 FISCAL YEAR. The Board of Directors recommends a vote “FOR” this proposal

					☐	☐	☐

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:	Signature (if joint):	Date:	, 2011

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.